Exhibit 1.1

EXECUTION VERSION

VIACOMCBS INC.

Class B Common Stock

Underwriting Agreement

March 23, 2021

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

As Representatives of the several

Underwriters listed in Schedule 1 hereto

c/o	Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o	J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

ViacomCBS Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters,” which term shall include any underwriter substituted hereinafter as provided in Section 13 hereof), for whom you are acting as representatives (the “Representatives”), the number of shares (the “Firm Shares”) of Class B Common Stock, $0.001 par value (the “Class B Common Stock”) of the Company, set forth in Schedule 1 hereto under the caption “Number of Firm Shares to be Purchased.” The Company also proposes to grant to the Underwriters an option to purchase up to the number of additional shares of Class B Common Stock set forth on Schedule 1 hereto under the caption “Maximum Number of Option Shares to be Purchased” (the “Option Shares” and collectively with the Firm Shares, if any, the “Shares”).

The Company is concurrently publicly offering (the “Mandatory Convertible Preferred Stock Offering”) shares of its Mandatory Convertible Preferred Stock, Series A, with a liquidation preference of $100.00 per share (the “Mandatory Convertible Preferred Stock”) pursuant to a separate underwriting agreement.

1. Representations and Warranties. The Company represents and warrants to the Underwriters, as of the date hereof, as follows:

(a) Registration Statement and the Prospectus. The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-237426) under the Securities Act of 1933, as amended (the “1933 Act”) (including the information (if any) deemed to be part of the registration statement pursuant to Rule 430A, Rule 430B or Rule 430C under the 1933 Act, the “Registration Statement”), in respect of, among other matters, the Class B Common Stock. The Company meets the requirements for use of

Form S-3 under the 1933 Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the 1933 Act, that initially became effective not earlier than three years prior to the date hereof. The prospectus included in the Registration Statement is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the 1933 Act), is hereinafter referred to as the “Prospectus,” and the term “Preliminary Prospectus” means the preliminary form of the Prospectus dated March 22, 2021. For purposes of this Underwriting Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the 1933 Act, and “Time of Sale Prospectus” means the Preliminary Prospectus together with the information included in Schedule 2 hereto and the free writing prospectuses, if any, each identified in Schedule 3. As used herein, the terms “Registration Statement,” “Base Prospectus,” “Preliminary Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Time of Sale Prospectus and the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), after the date of this Underwriting Agreement, or the issue date of the Base Prospectus, the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

The Registration Statement, as of the most recent effective date, complied, in all material respects, with the applicable provisions of the 1933 Act and the applicable rules and regulations of the Commission thereunder. The Registration Statement, as of the most recent effective date, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Time of Sale Prospectus, at March 23, 2021, did not, and at the Closing Time, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as of its date, and at the Closing Time and as of any Settlement Time, will comply, in all material respects, with the applicable provisions of the 1933 Act and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, the Time of Sale Prospectus or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Underwriter through the Representatives specifically for use in the Registration Statement, the Time of Sale Prospectus or the Prospectus or any amendment thereof or supplement thereto.

(b) Issuer Free Writing Prospectus. Other than the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any free writing prospectus other than the documents listed on Schedule 3 hereto, the final term sheet prepared and filed pursuant to Rule 433(d) substantially in the form of Annex A hereto and other written communications approved in writing in advance by the Representatives.

The documents listed on Schedule 3 hereto, if any, do not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any documents listed on Schedule 3 based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.

(c) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, at the time they were or hereafter are, until the Closing Time, filed with the Commission, complied and will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”).

(d) Independent Accountants. To the best of the Company’s knowledge, the accountants who certified the financial statements and any supporting schedules thereto included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are independent public accountants as required by the 1933 Act and the applicable rules and regulations of the Commission thereunder (the “1933 Act Regulations”).

(e) Financial Statements. The financial statements of the Company included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included therein, present fairly the financial position of the Company in all material respects at the dates indicated, and the statement of operations, stockholders’ equity and cash flows of the Company for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as otherwise noted therein and subject, in the case of interim financial statements, to normal year-end audit adjustments. The supporting schedules, if any, included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects in accordance with GAAP the information required to be stated therein.

(f) No Material Adverse Change in Business. Since the date of the most recent consolidated financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except as otherwise stated therein, there has been no material adverse change in the financial condition, results of operations or business affairs of the Company and its subsidiaries considered as one enterprise (a “Material Adverse Effect”).

(g) Good Standing. The Company is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Underwriting Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failures to so qualify or be in good standing would not in the aggregate result in a Material Adverse Effect.

(h) Good Standing of Designated Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act), if any, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failures to so qualify or be in good standing would not in the aggregate result in a Material Adverse Effect.

(i) Authorization of Underwriting Agreement. This Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(j) Authorization of the Shares. The Shares have been duly authorized by the Company for issuance and sale pursuant to this Underwriting Agreement. The Shares are validly issued, fully paid and non-assessable and are not subject to any pre-emptive or similar rights granted by the Company.

(k) Capital Stock of the Company. Except as described in or expressly contemplated by the Time of Sale Prospectus and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire from the Company, or instruments issued by the Company convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options and the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(l) Description of Shares. The Shares conform in all material respects to the statements relating thereto contained in the Time of Sale Prospectus and the Prospectus.

(m) Absence of Defaults and Conflicts. The issue and sale of the Shares, the compliance by the Company with all of the provisions of the Shares, this Underwriting Agreement and the consummation of the transactions contemplated herein do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations, except, in any such case, for such conflicts, breaches or violations as would not individually or in the aggregate result in a Material Adverse Effect.

(n) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus (other than as stated therein).

(o) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the authorization, issuance, sale and delivery of the Shares by the Company or the performance by the Company of the transactions contemplated under this Underwriting Agreement, except as otherwise set forth herein, and except such as have been already made, obtained or rendered, as applicable, and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and except where the failure to obtain any such filing, authorization, approval, consent, license, order, registration, qualification or decree would not individually or in the aggregate result in a Material Adverse Effect.

(p) Investment Company Act. The Company is not, and upon the issuance and sale of the Shares as herein contemplated, the issuance and sale of the Mandatory Convertible Preferred Stock in the Mandatory Convertible Preferred Stock Offering and the application of the net proceeds therefrom as described in the Time of Sale Prospectus and the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

(q) Absence of Market Stabilization or Manipulation. The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might be reasonably expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(r) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to matters covered thereby.

(s) Disclosure Controls. The Company maintains effective disclosure controls and procedures (as defined in Rule 13a-15(e) under the 1934 Act) that are designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 under the 1934 Act.

(t) Accounting Controls. The Company maintains processes of internal control over financial reporting (as defined in Rule 13a-15(f) under the 1934 Act) designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information.

(u) Sarbanes-Oxley Act. There is and has been no failure in any material respect on the part of the Company or, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications by the Company’s Chief Executive Officer and Chief Financial Officer.

(v) Status under the 1933 Act. The Company is not an “ineligible issuer” and is a “well-known seasoned issuer,” in each case, as defined under the 1933 Act, at the times specified in the 1933 Act in connection with the offering of the Shares.

(w) Broadcasting Operations. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and Prospectus or as would not individually or in the aggregate result in a Material Adverse Effect, the Company and its subsidiaries hold all material Federal Communications Commission (the “FCC”) permits, licenses, authorizations and approvals for its broadcast stations (collectively, the “Authorizations”) that are necessary to conduct their respective businesses in the manner in which they are currently being conducted; the Authorizations are in full force and effect; the operations of the stations owned or operated by the Company or any of its subsidiaries (the “Stations”) are in all material respects in compliance with the Communications Act of 1934, as amended, and the rules, regulations, written policies and decisions of the FCC thereunder (collectively, the “Communications Act”); and all reports and documents that are required by the Communications Act to be filed with respect to the ownership, management or operation of the Stations have been duly and timely filed.

2. Sale and Delivery to Underwriters; Closing.

(a) Shares. (i) Subject to the terms and conditions set forth herein, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $83.61875 per share, the number of Firm Shares set forth in Schedule 1 hereto opposite the name of such Underwriter plus any number of Firm Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 13 hereof.

(ii) Subject to the terms and conditions set forth herein, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to the number of Option Shares set forth in Schedule 1 hereto at the same purchase price per share as the Underwriters shall pay for the Firm Shares, provided that the purchase price for the Option Shares shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written notice by the Representatives to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option and any Settlement Time. The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of Option Shares to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Shares, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

(b) Payment. Payment of the purchase price for, and delivery of, the Firm Shares shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022 or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on March 26, 2021 (unless postponed in accordance with the provisions of Section 13 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Closing Time”).

If the option provided for in Section 2(a)(ii) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Time, payment of the purchase price for, and delivery of, the Option Shares shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Representatives and the Company, at the Closing Time.

If the option provided for in Section 2(a)(ii) hereof is exercised after the third Business Day immediately preceding the Closing Time, payment of the purchase price for, and delivery of, the Option Shares shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the date specified by the Representatives (which shall be within three Business Days after exercise of said option).

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of the Shares to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Shares which it has severally agreed to purchase. The Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Shares to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”), Clearstream Luxembourg Banking, société anonyme, or Euroclear Bank S.A./N.V., as operator of the Euroclear System, unless the Representatives shall otherwise instruct.

The time and date of payment of the purchase price for, and delivery of, the Option Shares is herein called the “Settlement Time.”

(c) Free Writing Prospectuses. (i) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act; (ii) each Underwriter represents and agrees that, without the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; (iii) any such free writing prospectus, the use and content of which have been consented to by the Company and the Representatives is listed on Schedule 3 hereto. Notwithstanding anything to the contrary herein, the Company consents to the use by any Underwriter of a free writing prospectus that contains only (A) information describing only the preliminary terms of the offering and that is included in Schedule 2 hereto, (B) a term sheet substantially in the form of Annex A hereto or (C) other information that is not “issuer information,” as defined in Rule 433 under the 1933 Act.

3. Covenants of the Company. The Company covenants with each Underwriter, as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b) hereof, will comply with the requirements of Rule 430A, 430B or 430C of the 1933 Act Regulations and Rule 462(b) under the 1933 Act Regulations, if and as applicable, will file any free writing prospectus to the extent required by Rule 433 under the

1933 Act, and will notify the Representatives immediately, and confirm the notice in writing, of

(i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and

(iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. Until the Closing Time, the Company will advise the Representatives promptly of its intention to file or prepare any amendment to the Registration Statement, any amendment, supplement or revision to the Prospectus, or any free writing prospectus, will furnish the Representatives with copies of any such documents or communications a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document or communication to which the Representatives or counsel for the Underwriters shall reasonably object on a timely basis, unless, in the judgment of the Company or its counsel, such amendment or supplement or other document or communication is necessary to comply with law.

(c) Delivery of Registration Statements. The Company has furnished or, if requested in writing by the Representatives, will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, one conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.

(d) Delivery of Prospectuses. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the 1933 Act), such number of copies of the Prospectus and each free writing prospectus as such Underwriter may reasonably request.

(e) Continued Compliance with Securities Laws. The Company will comply in all material respects with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Underwriting Agreement and in the Registration Statement, the Time of Sale Prospectus and the Prospectus. If at any time when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the 1933 Act) in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Company, after consultation with counsel for the Underwriters to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus in order that the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of counsel for the Company, at any such time to amend the Registration Statement or amend or supplement the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for so long as required for the distribution of the Shares; provided, however, the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) Listing. The Company shall use its best efforts to have the Shares listed and admitted and authorized for trading on The Nasdaq Global Select Market.

(h) Lock-up Agreement. The Company will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, without the prior written consent of Morgan Stanley & Co. LLC, offer, sell, contract to sell, announce the intention to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company, where references to “affiliate” as used in this Section 5(h) shall not include National Amusements, Inc.), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Class B Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Class B Common Stock; or publicly announce an intention to effect any such transaction. The foregoing sentence shall not apply to (i) the Shares to be sold hereunder; (ii) the issuance by the Company of shares of Class B Common Stock issuable upon the conversion of securities (including Class A Common Stock, $0.001 par value, of the Company) or the exercise of warrants outstanding as of the date hereof; (iii) the issuance by the Company of shares of Mandatory Convertible Preferred Stock in the Mandatory Convertible Preferred Stock Offering or any shares of Class B Common Stock upon settlement thereof; (iv) the issuance by the Company of shares of Class B Common Stock issuable as dividends on the Mandatory Convertible Preferred Stock; (v) the issuance by the Company of Class B Common Stock, options or other securities pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan or any other plan of the Company in effect as of the date hereof; (vi) the filing of a registration statement on Form S-8 with respect to any employee stock option plan, stock ownership plan, dividend reinvestment plan or any other plan described in clause (v) above; (vii) the issuance by the Company of Class B Common Stock, options or other securities convertible into or exercisable for shares of Class B Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of restricted stock units (including net settlement), in each case outstanding on the date of this Underwriting Agreement and described in the Prospectus; and (viii) the entering into an acquisition agreement, or the public announcement of such agreement, that would provide for the issuance of Class B Common Stock by the Company, provided that any such issuance may not occur during the 90-day period described in the foregoing sentence.

(i) Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act. The Company may elect to rely upon Rule 158 under the 1933 Act and may elect to make such earnings statement available more frequently than once in any period of twelve months.

(j) DTC. The Company will cooperate with the Representatives and use its reasonable best efforts to permit the Shares to be eligible for clearance and settlement through the facilities of DTC.

(k) Absence of Market Stabilization or Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(l) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(m) Record Retention. The Company will, to the extent required under Rule 433 under the 1933 Act, retain copies of each free writing prospectus that it has used and not filed with the Commission.

4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Underwriting Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and any schedules or exhibits and any document incorporated therein by reference) as originally filed and of each amendment or supplement thereto, (ii) the preparation, printing and delivery to the Underwriters of this Underwriting Agreement, any agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares, (iii) the preparation, issuance and delivery of the Shares and any certificates for the Shares to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters and any charges of DTC in connection therewith, (iv) the reasonable fees and disbursements of the Company’s counsel, accountants and other advisors or agents (including transfer agents and registrars), (v) the qualification of the Shares under state securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey, and any amendment thereto, (vi) the printing and delivery to the Underwriters of copies of the Prospectus and any amendments or supplements thereto, (vii) the listing of the Shares on The Nasdaq Global Select Market, (viii) the filing fees incident to, and the reasonable documented fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the Financial Industry Regulatory Authority of the terms of the sale of the Shares and (ix) the filing fees payable to the Commission or reimbursement for the amount deducted from the Company’s prepaid account with the Commission in connection with the registration therewith of the Shares.

5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters to purchase and pay for any Shares under this Underwriting Agreement are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. No stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose, pursuant to Rule 401(g)(2) under the 1933 Act or pursuant to Section 8A of the 1933 Act, shall have been instituted or be pending or threatened by the Commission. A prospectus containing information relating to the description of the Shares, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424 under the 1933 Act Regulations.

(b) Opinion of Counsel for Company. At the Closing Time and at any Settlement Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time and any Settlement Time, respectively, of Shearman & Sterling LLP, counsel for the Company, and the general counsel of the Company or an associate or deputy general counsel of the Company that practices in the area of corporate and securities law, each in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to such matters as the Underwriters may reasonably request.

(c) Opinion of Counsel for Underwriters. At the Closing Time and at any Settlement Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time and any Settlement Time, respectively, of Hughes Hubbard & Reed LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to such matters as the Underwriters may reasonably request.

(d) Officers’ Certificate. At the Closing Time and at any Settlement Time, the Representatives shall have received a certificate of an Executive Vice President, or a Senior Vice President or a Vice President of the Company and of the chief financial officer, Treasurer or chief accounting officer of the Company, dated as of the Closing Time and any Settlement Time, respectively, to the effect that (i) the representations and warranties in Section 1 are true and correct with the same force and effect as though expressly made at and as of the Closing Time,

(ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied in this Underwriting Agreement at or prior to the Closing Time, and

(iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending or, to the best of such officer’s knowledge, are threatened by the Commission.

(e) Accountant’s Comfort Letter. At the time of the execution of this Underwriting Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(f) Bring-down Comfort Letter. At the Closing Time and at any Settlement Time, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated as of the Closing Time and any Settlement Time, respectively, to the effect that they reaffirm the statements made in the letters furnished pursuant to subsection (e) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g) Lock-up Agreements. At the date of this Underwriting Agreement, the Representatives shall have received an agreement substantially in the form of Annex B hereto from the Company’s directors and executive officers and from National Amusements, Inc., relating to restrictions on sales and certain other dispositions of shares of common stock or certain other securities.

(h) Ratings. Subsequent to the execution of this Underwriting Agreement and prior to the Closing Time and any Settlement Time, there shall not have occurred any downgrading in the rating of any debt securities of the Company by S&P’s Global Ratings, a division of S&P Global Inc., Moody’s Investors Service, Inc. or Fitch Ratings, Inc. or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating).

(i) Listing. The Shares shall have been approved for listing on The Nasdaq Global Select Market, subject to official notice of issuance.

(j) Additional Documents. At the Closing Time and at any Settlement Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and the sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

6. Indemnification.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim and damage whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Base Prospectus, the Time of Sale Prospectus, the Prospectus (or any amendment or supplement thereto), any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the 1933 Act, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim and damage whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company; and

(iii) against any and all out of pocket expense as reasonably incurred (including, subject to the limitations set forth in Section 6(c), the fees and disbursements of counsel chosen by the Representatives), in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity agreement shall not give rise to liability for the Company with respect to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), the Time of Sale Prospectus, the Prospectus (or any amendment or supplement thereto), or any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the 1933 Act.

(b) Indemnification of Company, Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), the Time of Sale Prospectus, the Prospectus (or any amendment or supplement thereto), or any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the 1933 Act in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), the Time of Sale Prospectus, the Prospectus (or any amendment or supplement thereto), or such free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the 1933 Act. This indemnity agreement will be in addition to any liabilities which any Underwriter may otherwise have.

(c) Actions Against Parties; Notification. Each indemnified party shall promptly give written notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Any indemnified party shall have the right to employ separate counsel in any such action, but the fees and expenses of such separate counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed promptly to assume the defense and employ counsel or (iii) the named parties to any such action shall include both the indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from, or additional to, those available to the indemnifying party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such indemnified parties, which firm shall be designated in writing by the Representatives on behalf of all of such indemnified parties. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof, unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim.

7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Underwriting Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares under this Underwriting Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Shares (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of Shares set forth opposite their respective names in Schedule 1 hereto, and not joint.

8. Representations of the Underwriters. Each Underwriter represents and agrees that:

(a) it has not made and will not make an offer of Class B Common Stock the public in that Member State, except that it may make an offer of such Class B Common Stock to the public to any legal entity which is a qualified investor as defined in the Prospectus Regulation, provided that no such offer of Class B Common Stock shall require the Company or any Underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression “an offer of Class B Common Stock to the public” in relation to any Class B Common Stock in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Class B Common Stock to be offered so as to enable an investor to decide to purchase or subscribe for the Class B Common Stock and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended or superseded).

(b) it has not made and will not make an offer of Class B Common Stock to the public in the United Kingdom, except that it may make an offer of such Class B Common Stock to the public in the United Kingdom to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation, provided that no such offer of Class B Common Stock shall require the Company or any Underwriter to publish a prospectus pursuant to section 85 of the FSMA or Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression “an offer of shares to the public” in relation to any Class B Common Stock means the communication in any form and by any means of sufficient information on the terms of the offer and the Class B Common Stock to be offered so as to enable an investor to decide to purchase or subscribe for the Class B Common Stock and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

(c) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) received by it in connection with the issue or sale of the Class B Common Stock in circumstances in which Section 21(1) of the FSMA does not apply to the Company.

(d) it has complied and will comply with all applicable provisions of the FSMA and the Financial Services Act 2012 with respect to anything done by it in relation to the Class B Common Stock in, from or otherwise involving the United Kingdom.

9. MiFID II Product Governance. Solely for the purposes of Article 9(8) of Commission Delegated Directive 2017/593 (the “Delegated Directive”) regarding the responsibilities of “manufacturers” under the Product Governance requirements contained within: (a) Directive 2014/65/EU (as amended, “MiFID II”); (b) Articles 9 and 10 of the Delegated Directive; and (c) local implementing measures (the “MiFID II Product Governance Requirements”), each Underwriter acknowledges to each other Underwriter that it understands the responsibilities conferred upon the Underwriters subject to MiFID II under the MiFID II Product Governance Requirements relating to: (i) the target market for the Offer; (ii) the eligible distribution channels for dissemination of the Offer, each as set out in Prospectus Supplement in relation to the Offer; and (iii) the requirement to carry out a product approval process. For the avoidance of doubt, this understanding and acknowledgement does not impose any additional obligations on those Underwriters that are not “manufacturers” (as defined above).

10. UK MiFIR Product Governance. Solely for the purposes of Paragraph 3.2.7R regarding the responsibilities of UK Manufacturers under the Product Governance requirements contained within Chapter 3 of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK Product Governance Requirements”), each Underwriter acknowledges to each other Underwriter that it understands the responsibilities conferred upon the Underwriters subject to the UK Product Governance Requirements under the UK Product Governance Requirements relating to: (i) the target market for the Offer; (ii) the eligible distribution channels for dissemination of the Offer, each as set out in the Prospectus Supplement in relation to the Offer; and (iii) the requirement to carry out a product approval process. For the avoidance of doubt, this understanding and acknowledgement does not impose any additional obligations on those Underwriters that are not subject to the UK Product Governance Requirements.

11. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Underwriting Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Shares.

12. Termination.

(a) Underwriting Agreement. The Representatives may terminate this Underwriting Agreement, by notice to the Company, at any time at or prior to the Closing Time, if on or after the date hereof (i) there has occurred any material adverse change in the financial markets in the United States or any new outbreak of hostilities or escalation thereof involving the United States, in each case the effect of which is such as to make it, in the reasonable judgment of the Representatives, impracticable to market the Shares or to enforce contracts for the sale of the Shares, or (ii) trading in any securities of the Company has been suspended by the Commission or The Nasdaq Global Select Market (other than pursuant to a request by the Company with respect to an announcement by the Company of certain information not constituting a material adverse change, since the date of the Underwriting Agreement, in the consolidated financial condition or earnings of the Company and its subsidiaries, considered as one enterprise), the effect of which is such as to make it, in the reasonable judgment of the Representatives, impracticable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) trading generally on The Nasdaq Global Select Market or the New York Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by such exchange or by such system or by order of the Commission or any other governmental authority, or (iv) a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Underwriting Agreement is terminated pursuant to this Section 12, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6, 7, 11, this subsection 12(b) and Section 16 hereof shall survive such termination and remain in full force and effect; provided, however, if any condition specified in Section 5 hereof shall not have been fulfilled when and as required to be fulfilled, this Underwriting Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any other party except that (i) the Company shall reimburse the Underwriters for all their reasonable out of pocket expenses including the reasonable fees and expenses of counsel for the Underwriters and (ii) the provisions of Sections 6, 7, 11, this subsection 12(b) and Section 16 hereof shall survive such termination and remain in full force and effect.

13. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Shares which it or they are obligated to purchase under this Underwriting Agreement (the “Defaulted Shares”), then the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Shares does not exceed 10% of the number of Shares set forth on Schedule 1 hereto, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters or in such other proportions as the Representatives may specify, or

(b) if the number of Defaulted Shares exceeds 10% of the number of Shares set forth on Schedule 1 hereto, the non-defaulting Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Shares and if such non-defaulting Underwriters do not purchase all the Shares, this Underwriting Agreement will terminate without liability to any non-defaulting Underwriter or the Company.

No action taken pursuant to this Section 13 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Underwriting Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, electronically transmitted or transmitted by any standard form of telecommunication.

If to the Underwriters, notices shall be directed to the Representatives:

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Attention: Equity Syndicate Desk, with a copy to the Legal Department

and

J.P. Morgan Securities LLC

383 Madison Avenue,

New York, New York 10179

Attention: Equity Syndicate Desk

facsimile number: (212) 622-8358

If to the Company:

ViacomCBS Inc.

1515 Broadway

New York, New York 10036

Attention: General Counsel

Email: legalnotices@viacbs.com

15. Parties. This Underwriting Agreement shall inure to the benefit of and be binding upon the Company, the Representatives and the other Underwriters and their respective successors. Nothing expressed or mentioned in this Underwriting Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or any provision herein contained. This Underwriting Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

16. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Underwriting Agreement, and any interest and obligation in or under this Underwriting Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Underwriting Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Underwriting Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Underwriting Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 16:

(i) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);

(ii) “Covered Entity” means any of the following: (1) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (2) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (3) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

(iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and

(iv) “U.S. Special Resolution Regime” means each of (1) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (2) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

17. Recognition of EU Bail-In. Notwithstanding and to the exclusion of any other term of this Underwriting Agreement or any other agreements, arrangements, or understanding between any BRRD Party and the parties to this Underwriting Agreement, the parties acknowledge and accept that a BRRD Liability arising under this Underwriting Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledge, accept, and agree to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of a BRRD Party under this agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of a BRRD Party or another person, and the issue to or conferral on the other parties to this Underwriting Agreement of such shares, securities or obligations;

(iii) the cancellation of the BRRD Liability;

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b) the variation of the terms of this Underwriting Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For the purposes of this provision:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“BRRD Party” means all parties to this Underwriting Agreement which are subject to EU BRRD.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to a BRRD Party.

18. Recognition of UK Bail-In. Notwithstanding and to the exclusion of any other term of this Underwriting Agreement or any other agreements, arrangements, or understanding between any UK Bail-In Party and the parties to this Underwriting Agreement, the parties acknowledge and accept that a UK Bail-in Liability arising under this Underwriting Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority, and acknowledge, accept, and agree to be bound by:

(a) the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of a UK Bail-In Party to the other parties under this agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the UK Bail-In Party or another person, and the issue to or conferral on the other parties of such shares, securities or obligations;

(iii) the cancellation of the UK Bail-in Liability;

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b) the variation of the terms of this Underwriting Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

For the purposes of this provision:

“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.

“UK Bail-in Party” means all parties to the Underwriting Agreement which are subject to UK Bail-in Legislation.

“UK Bail-in Powers” means the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

19. No Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Underwriting Agreement are entered into on an arm’s-length basis between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such purchase and sale, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, either before or after the date hereof, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Underwriting Agreement and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transactions or the process leading thereto.

20. Waiver of Jury Trial. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Underwriting Agreement or the transactions contemplated hereby.

21. GOVERNING LAW. THIS UNDERWRITING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

22. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

23. Counterparts. This Underwriting Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were on the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Underwriting Agreement, along with all counterparts, will become a binding agreement among each of the Underwriters and the Company in accordance with its terms.

Very truly yours,

VIACOMCBS INC.

By:	/s/ James C. Morrison
Name: James C. Morrison
Title: Executive Vice President, Treasurer

[Signature Page to Underwriting Agreement]

Accepted: March 23, 2021
For itself and on behalf of the several
Underwriters listed in Schedule 1 hereto.

MORGAN STANLEY & CO. LLC

By:	/s/ Jon Sierant
Name: Jon Sierant
Title: Executive Director

J.P. MORGAN SECURITIES LLC

By:	/s/ John Dunphy
Name: John Dunphy
Title: Vice President

[Signature Page to Underwriting Agreement (Common Stock)]

SCHEDULE 1

Underwriters	Number of Firm Shares to be Purchased	Maximum Number of Option Shares to be Purchased
Morgan Stanley & Co. LLC	8,923,076	1,338,462
J.P. Morgan Securities LLC	2,307,691	346,155
Citigroup Global Markets Inc.	1,476,923	221,538
Goldman Sachs & Co. LLC	646,154	96,923
Mizuho Securities USA LLC	646,154	96,923
Siebert Williams Shank & Co., LLC	646,154	96,923
BNP Paribas Securities Corp	528,462	79,269
RBC Capital Markets, LLC	528,462	79,269
SMBC Nikko Securities America, Inc.	528,462	79,269
TD Securities (USA) LLC	528,462	79,269
SG Americas Securities, LLC	528,462	79,269
MUFG Securities Americas Inc.	528,462	79,269
CastleOak Securities, L.P.	392,308	58,846
Samuel A. Ramirez & Company, Inc.	392,308	58,846
Academy Securities, Inc.	392,308	58,846
R. Seelaus & Co., LLC	341,538	51,231
Wells Fargo Securities, LLC	221,538	33,231
BNY Mellon Capital Markets, LLC	221,538	33,231
Intesa Sanpaolo S.p.A.	221,538	33,231
Total	20,000,000	3,000,000

Sch 1-1

SCHEDULE 2

Title, Purchase Price and Description of Shares:

Title: Class B Common Stock, $0.001 par value

Number of Firm Shares to be sold: 20,000,000

Number of Option Shares to be sold: 3,000,000

Price per Share to Public: $85.00

Sch 2-1

SCHEDULE 3

FREE WRITING PROSPECTUSES

Free Writing Prospectus, dated March 23, 2021

Final term sheet containing the terms of the Shares and the Mandatory Convertible Preferred Stock, substantially in the form of Annex A.

Sch 3-1

ANNEX A

Annex A-1

Filed pursuant to Rule 433

Dated March 23, 2021

Relating to the

Preliminary Prospectus Supplements dated March 22, 2021 to the

Prospectus dated March 27, 2020

Registration No. 333-237426

ViacomCBS Inc.

FINAL TERM SHEET

Concurrent Offerings of

20,000,000 Shares of Class B Common Stock, Par Value $0.001 per Share

(the “Common Stock Offering”)

and

10,000,000 Shares of 5.75% Series A Mandatory Convertible Preferred Stock

(the “Mandatory Convertible Preferred Stock Offering”)

The information in this pricing term sheet relates only to the Common Stock Offering and the Mandatory Convertible Preferred Stock Offering and should be read together with (i) in the case of investors purchasing in the Common Stock Offering, the preliminary prospectus supplement dated March 22, 2021 relating to the Common Stock Offering (the “Common Stock Preliminary Prospectus Supplement”), as filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), (ii) in the case of investors purchasing in the Mandatory Convertible Preferred Stock Offering, the preliminary prospectus supplement dated March 22, 2021 relating to the Mandatory Convertible Preferred Stock Offering (the “Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement”), as filed with the SEC pursuant to Rule 424(b) under the Securities Act and (iii) the related base prospectus dated March 27, 2020, included in the Registration Statement (File No. 333-237426), in each case of the foregoing clauses (i) through (iii), including the documents incorporated by reference therein. Neither the Common Stock Offering nor the Mandatory Convertible Preferred Stock Offering is contingent on the successful completion of the other offering. Terms not defined in this pricing term sheet have the meanings given to such terms in the Common Stock Preliminary Prospectus Supplement or the Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement, as applicable. All references to dollar amounts are references to U.S. dollars.

Issuer:	ViacomCBS Inc.

Pricing Date:	March 23, 2021

Trade Date:	March 24, 2021.

Settlement Date:	March 26, 2021 (T + 2).

Use of Proceeds:	The Issuer estimates that the net proceeds from the Common Stock Offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Issuer, will be approximately $1.67 billion (or approximately $1.93 billion if the underwriters in such offering exercise their option in full to purchase additional shares of Class B Common Stock). In addition, the Issuer estimates that the net proceeds from the Mandatory Convertible Preferred Stock Offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Issuer, will be approximately $983.09 million (or approximately $1.13 billion if the underwriters for such offering exercise their option in full to purchase additional shares of Mandatory Convertible Preferred Stock, solely to cover over- allotments, if any).

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The Issuer intends to use the combined net proceeds from the Common Stock Offering and the Mandatory Convertible Preferred Stock Offering for general corporate purposes, including investments in streaming. See “Use of Proceeds” in each of the Common Stock Preliminary Prospectus Supplement and the Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement.

Common Stock Offering

Title of Securities:	Class B Common Stock, par value $0.001 per share, of the Issuer (the “Class B Common Stock”)

Ticker / Exchange:	VIAC / The Nasdaq Global Select Market.

Number of Shares of Class B Common Stock Offered:	20,000,000 shares of Class B Common Stock.

Option to Purchase Additional Shares:	3,000,000 additional shares of Class B Common Stock.

Last Reported Sale Price of the Class B Common Stock on The Nasdaq Global Select Market on March 23, 2021:	$91.25 per share.

Public Offering Price of the Class B Common Stock:	$85.00 per share.

Underwriting Discount:	$1.38125 per share.

Net Proceeds:	The net proceeds from the Common Stock Offering, after deducting underwriting discounts and commissions and estimated offering expenses, will be approximately $1.67 billion (or approximately $1.93 billion if the underwriters exercise their option in full to purchase additional shares of Class B Common Stock).

CUSIP / ISIN:	92556H206 / US92556H2067

Joint Book-Running Managers:	Morgan Stanley & Co. LLC J.P. Morgan Securities LLC Citigroup Global Markets Inc. Goldman Sachs & Co. LLC Mizuho Securities USA LLC Siebert Williams Shank & Co., LLC

Co-Managers:

BNP Paribas Securities Corp.

RBC Capital Markets, LLC

SMBC Nikko Securities America, Inc.

TD Securities (USA) LLC

SG Americas Securities, LLC

MUFG Securities Americas Inc.

CastleOak Securities, L.P.

Samuel A. Ramirez & Company, Inc.

Academy Securities, Inc.

R. Seelaus & Co., LLC

Wells Fargo Securities, LLC

BNY Mellon Capital Markets, LLC

Intesa Sanpaolo S.p.A.

2

Changes to Common Stock Preliminary Prospectus Supplement

Page S-10 of the Common Stock Preliminary Prospectus Supplement incorrectly stated that the Issuer does not anticipate declaring or paying dividends to holders of the Issuer’s Class B Common Stock in the foreseeable future. Although subject to the determination by the Board of Directors of the Issuer and applicable law, the Issuer, as stated in its Annual Report on Form 10-K for the year ended December 31, 2020, currently expects to continue to pay a regular cash dividend to its stockholders.

Mandatory Convertible Preferred Stock Offering

Title of Securities:	5.75% Series A Mandatory Convertible Preferred Stock, par value $0.001 per share, of the Issuer (the “Mandatory Convertible Preferred Stock”).

Number of Shares of Mandatory Convertible Preferred Stock Offered:	10,000,000 shares of Mandatory Convertible Preferred Stock.

Over-Allotment Option:	1,500,000 additional shares of Mandatory Convertible Preferred Stock.

Public Offering Price:	$100.00 per share.

Underwriting Discount:	$1.625 per share.

Net Proceeds:	The net proceeds from the Mandatory Convertible Preferred Stock Offering, after deducting underwriting discounts and commissions and estimated offering expenses, will be approximately $983.09 million (or approximately $1.13 billion if the underwriters exercise their over-allotment option in full to purchase additional shares of Mandatory Convertible Preferred Stock).

Liquidation Preference:	$100.00 per share.

Dividends:	5.75% of the liquidation preference of $100.00 per share of Mandatory Convertible Preferred Stock per year. Dividends will accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the first original issue date of the Mandatory Convertible Preferred Stock, and, to the extent the Issuer’s board of directors, or an authorized committee thereof, declares a dividend payable with respect to the Mandatory Convertible Preferred Stock, the Issuer will pay such dividends in cash, by delivery of shares of Class B Common Stock or through any combination of cash and shares of Class B Common Stock, as determined by the Issuer in its sole discretion (subject to certain limitations); provided that any unpaid dividends will continue to accumulate.

The expected dividend payable on the first Dividend Payment Date (as defined below) is $1.4535 per share of Mandatory Convertible Preferred Stock. Each subsequent dividend is expected to be $1.4375 per share of Mandatory Convertible Preferred Stock.

3

Dividend Record Dates:	March 15, June 15, September 15 or December 15 immediately preceding the relevant Dividend Payment Date.

Dividend Payment Dates:	January 1, April 1, July 1 and October 1 of each year, commencing on July 1, 2021 and ending on, and including, April 1, 2024.

Mandatory Conversion Date:	The second business day immediately following the last trading day of the 20 consecutive trading day period commencing on, and including, the 21st scheduled trading day immediately preceding April 1, 2024. The Mandatory Conversion Date is expected to be April 1, 2024.

Initial Price:	Approximately $85.00, which is equal to $100.00, divided by the Maximum Conversion Rate (as defined below).

Threshold Appreciation Price:	Approximately $99.87, which represents an approximately 17.5% appreciation over the Initial Price and is equal to $100.00 divided by the Minimum Conversion Rate (as defined below).

Floor Price:	$29.75 (approximately 35% of the Initial Price), subject to adjustment as described in the Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement.

Conversion Rate per Share of Mandatory Convertible Preferred Stock:

Upon conversion on the Mandatory Conversion Date, each outstanding share of the Mandatory Convertible Preferred Stock, unless previously converted, will automatically convert into a number of shares of Class B Common Stock equal to not more than 1.1765 shares of Class B Common Stock and not less than 1.0013 shares of Class B Common Stock, (respectively, the “Maximum Conversion Rate” and “Minimum Conversion Rate”), depending on the Applicable Market Value of the Class B Common Stock, as described below and subject to certain anti-dilution adjustments.

The following table illustrates the conversion rate per share of Mandatory Convertible Preferred Stock, subject to certain anti-dilution adjustments described in the Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement, based on the Applicable Market Value of the Class B Common Stock:

Assumed Applicable Market Value of the Class B Common Stock	Conversion Rate (Number of shares of Class B Common Stock issuable upon conversion of each share of the Mandatory Convertible Preferred Stock)

Greater than the Threshold Appreciation Price	1.0013 shares of Class B Common Stock

Equal to or less than the Threshold Appreciation Price but greater than or equal to the Initial Price	Between 1.0013 and 1.1765 shares of Class B Common Stock, determined by dividing $100.00 by the Applicable Market Value

Less than the Initial Price	1.1765 shares of Class B Common Stock

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Early Conversion at the Option of the Holder:

Other than during a Fundamental Change Conversion Period, at any time prior to April 1, 2024, holders of Mandatory Convertible Preferred Stock will have the right to elect to convert their shares of Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of Mandatory Convertible Preferred Stock), at the Minimum Conversion Rate into a number of shares of Class B Common Stock per share of Mandatory Convertible Preferred Stock, subject to certain anti-dilution adjustments, as described under “Description of Mandatory Convertible Preferred Stock—Early Conversion at the Option of the Holder” in the Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement.

Conversion at the Option of the Holder Upon a Fundamental Change:

If a Fundamental Change occurs on or prior to April 1, 2024, holders of the Mandatory Convertible Preferred Stock will have the right to convert their shares of Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of the Mandatory Convertible Preferred Stock), into shares of Class B Common Stock or Units of Exchange Property at the Fundamental Change Conversion Rate during the period beginning on, and including, the Fundamental Change Effective Date (as defined in the Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement) of such Fundamental Change and ending on, and including, the date that is 20 calendar days after such Fundamental Change Effective Date (or, if later, the date that is 20 calendar days after holders receive notice of such Fundamental Change, but in no event later than April 1, 2024). Holders who convert their shares of the Mandatory Convertible Preferred Stock during that period will also receive a Fundamental Change Dividend Make-whole Amount and to the extent there is any, the Accumulated Dividend Amount.

The following table sets forth the Fundamental Change Conversion Rate per share of Mandatory Convertible Preferred Stock based on the Fundamental Change Effective Date and the Fundamental Change Share Price:

	Fundamental Change Share Price
Fundamental Change Effective Date	$ 50.00	$ 75.00	$ 85.00	$ 92.50	$ 99.88	$ 110.00	$ 135.00	$ 175.00	$ 225.00	$ 275.00	$ 350.00
March 26, 2021	1.0704	1.0254	1.0122	1.0039	0.9970	0.9891	0.9758	0.9650	0.9596	0.9574	0.9562
April 1, 2022	1.1021	1.0515	1.0352	1.0249	1.0162	1.0064	0.9903	0.9785	0.9734	0.9718	0.9711
April 1, 2023	1.1424	1.0867	1.0638	1.0488	1.0362	1.0222	1.0014	0.9898	0.9868	0.9863	0.9861
April 1, 2024	1.1765	1.1765	1.1765	1.0811	1.0013	1.0013	1.0013	1.0013	1.0013	1.0013	1.0013

5

The exact Fundamental Change Share Price and Fundamental Change Effective Date may not be set forth on the table, in which case:

•  if the Fundamental Change Share Price is between two Fundamental Change Share Price amounts in the table or the Fundamental Change Effective Date is between two Fundamental Change Effective Dates in the table, the Fundamental Change Conversion Rate will be determined by straight-line interpolation between the Fundamental Change Conversion Rates set forth for the higher and lower Fundamental Change Share Prices and the earlier and later Fundamental Change Effective Dates, as applicable, based on a 365- or 366-day year, as applicable;

•  if the Fundamental Change Share Price is in excess of $350.00 per share (subject to adjustment in the same manner as the Fundamental Change Share Prices set forth in the first row of the table above), then the Fundamental Change Conversion Rate will be the Minimum Conversion Rate; and

•  if the Fundamental Change Share Price is less than $50.00 per share (subject to adjustment in the same manner as the prices in the Fundamental Change Share Prices set forth in the first row of the table above), then the Fundamental Change Conversion Rate will be the Maximum Conversion Rate.

Maximum Number of Conversion Shares:	The maximum number of shares of Class B Common Stock issuable upon conversion of the Mandatory Convertible Preferred Stock, including shares of Class B Common Stock issuable as payment of dividends is 17,568,697 shares (or 20,204,002 shares if the underwriters exercise in full their over-allotment option to purchase additional shares of Mandatory Convertible Preferred Stock).

Discount Rate for Purposes of Fundamental Change Dividend Make-Whole Amount:	The discount rate for purposes of determining the Fundamental Change Dividend Make-whole Amount is 1.44% per annum.

Listing:	The Issuer intends to apply to list the Mandatory Convertible Preferred Stock on The Nasdaq Global Select Market under the symbol “VIACP.”

CUSIP / ISIN:	92556H 305 / US92556H3057

Joint Book-Running Managers:	Morgan Stanley & Co. LLC J.P. Morgan Securities LLC Citigroup Global Markets Inc. Goldman Sachs & Co. LLC Mizuho Securities USA LLC Siebert Williams Shank & Co., LLC

Co-Managers:	BNP Paribas Securities Corp. RBC Capital Markets, LLC U.S. Bancorp Investments, Inc. SMBC Nikko Securities America, Inc.

6

TD Securities (USA) LLC

SG Americas Securities, LLC

MUFG Securities Americas Inc.

CastleOak Securities, L.P.

Samuel A. Ramirez & Company, Inc.

Academy Securities, Inc.

R. Seelaus & Co., LLC

Wells Fargo Securities, LLC

BNY Mellon Capital Markets, LLC

Intesa Sanpaolo S.p.A.

ICBC Standard Bank Plc

Changes to Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement

Clause (4) of the Anti-dilution Adjustments on page S-45 of the Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement will be amended by:

•

Deleting the following proviso from variable “C” to the formula: “provided that in the case of a regular, quarterly cash dividend or distribution, such amount shall only include the amount of such dividend or distribution in excess of the Initial Dividend Threshold”; and

•

Inserting the following sentence immediately after the formula: “The Initial Dividend Threshold is subject to adjustment in a manner inversely proportional to adjustments to the conversion rate; provided that no adjustment will be made to the Initial Dividend Threshold for any adjustment to the conversion rate under this clause (4).”

The Issuer has filed a registration statement (including a prospectus and related preliminary prospectus supplements for the offerings) with the SEC for the offerings to which this communication relates. Before you invest, you should read the Common Stock Preliminary Prospectus Supplement or the Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement, as the case may be, the accompanying prospectus in that registration statement and the other documents the Issuer has filed with the SEC for more complete information about the Issuer and the Common Stock Offering and the Mandatory Convertible Preferred Stock Offering. You may get these documents for free by visiting EDGAR on the SEC’s website at http://www.sec.gov. Alternatively, copies may be obtained from (i) Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, by telephone at (866) 718-1649, or by emailing prospectus@morganstanley.com or (ii) J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by telephone at (866) 803-9204.

This communication should be read in conjunction with the Common Stock Preliminary Prospectus Supplement or the Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement, as the case may be, and the accompanying prospectus. The information in this communication supersedes the information in the Common Stock Preliminary Prospectus Supplement or the Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement, as the case may be, and the accompanying prospectus to the extent it is inconsistent with the information in such preliminary prospectus supplement or the accompanying prospectus.

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

[Remainder of Page Intentionally Blank]

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ANNEX B

Annex B-1

LOCK-UP AGREEMENT

March 23, 2021

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

as Representatives of the several

Underwriters listed in Schedule 1 to

the Underwriting Agreement referred to below

Ladies and Gentlemen:

The undersigned understand that Morgan Stanley & Co. LLC (“Morgan Stanley”) and J.P. Morgan Securities LLC propose to enter into separate Underwriting Agreements (the “Underwriting Agreements”) with ViacomCBS Inc., a Delaware corporation (the “Company”), providing for (i) the public offering (the “Class B Common Stock Offering”) by the several Underwriters named in Schedule 1 to the Class B Common Stock Underwriting Agreement (the “Class B Common Stock Offering Underwriters”), of 20,000,000 shares (the “Common Stock Shares”) of Class B common stock, par value $0.001 per share, of the Company (the “Class B Common Stock”) and (ii) the public offering (the “Mandatory Convertible Preferred Stock Offering” and together with the Class B Common Stock Offering, the “Public Offerings”) by the several Underwriters named in Schedule 1 to the Mandatory Convertible Preferred Stock Underwriting Agreement (the “Mandatory Convertible Preferred Stock Offering Underwriters” and together with the Class B Common Stock Offering Underwriters, the “Underwriters”), of 10,000,000 shares (the “Mandatory Convertible Preferred Stock Shares” and together with the Common Stock Shares, the “Shares”) of 5.75% Series A Mandatory Convertible Preferred Stock with a liquidation preference of $100.00 per share, of the Company (the “Mandatory Convertible Preferred Stock”).

To induce the Underwriters that may participate in the Public Offerings to continue their efforts in connection with the Public Offerings, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, the undersigned will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 45 days after the date of the final prospectuses (the “Restricted Period”) relating to the Public Offerings (the “Prospectuses”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Class B Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Class B Common Stock or (2) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Class B Common Stock, or any other securities so owned convertible into or exercisable or exchangeable for Class B Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Class B Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to:

(a)

transactions relating to shares of Class B Common Stock or other securities acquired in the Public Offerings or in open market transactions after the completion of the Public Offerings; provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Restricted Period in connection with subsequent sales of Class B Common Stock or other securities acquired in the Public Offerings or in such open market transactions;

(b)

transfers or distributions of shares of Class B Common Stock or any security convertible into or exercisable or exchangeable for Class B Common Stock (i) as a bona fide gift or charitable contribution, (ii) by will or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned upon the death of the undersigned, (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust, (iv) to limited partners, members, stockholders or holders of similar equity interests in the undersigned or (v) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlled or managed by the undersigned or affiliates of the undersigned; provided that (A) each transferee or distributee shall sign and deliver a lock-up agreement substantially in the form of this agreement and (B) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Class B Common Stock, shall be required or shall be voluntarily made during the Restricted Period;

(c)

transfers of Class B Common Stock or any security convertible into or exercisable or exchangeable for Class B Common Stock by operation of law pursuant to a qualified domestic order or other court order or in connection with a divorce settlement; provided that (i) each transferee shall sign and deliver a lock-up agreement substantially in the form of this agreement, (ii) any filing under Section 16(a) of the Exchange Act made during the Restricted Period shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (c) and (iii) the undersigned does not otherwise voluntarily effect any other public filing or report regarding such transfers during the Restricted Period;

2

(d)

the transfer or disposition of shares of Class B Common Stock or any securities convertible into Class B Common Stock to the Company upon a vesting or settlement event of the Company’s securities or vesting of restricted stock unit awards or upon the exercise of options to purchase the Company’s securities on a “cashless” or “net exercise” basis, in each case solely to cover the payment of an exercise price or withholding tax obligations in connection with such transaction pursuant to any equity incentive plan of the Company described in the Prospectus; provided that (i) the shares received upon exercise or settlement of the option are subject to the terms of this lock-up agreement, (ii) no public disclosure or filing under Section 16(a) of the Exchange Act shall be voluntarily made during the Restricted Period and (iii) to the extent a filing under Section 16(a) of the Exchange Act is required during the Restricted Period as a result of transfers in this clause (d), it shall clearly indicate that the filing relates to the circumstances described in this clause (d).

(e)

transfers to the Company in connection with the repurchase of Class B Common Stock or any security convertible into or exercisable or exchangeable for Class B Common Stock in connection with the termination of the undersigned’s employment with the Company pursuant to contractual agreements with the Company as in effect as of the date of the Prospectus and disclosed to the Representatives; provided that no public disclosure or filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Restricted Period;

(f)

exercise options, settle restricted stock units or other equity awards or exercise warrants outstanding as of the date granted pursuant to plans described in the Prospectus; provided that any Class B Common Stock received upon such exercise, vesting or settlement shall be subject to the terms of this lock-up agreement;

(g)

the conversion of outstanding Class A Common Stock of the Company into shares of Class B Common Stock; provided that such shares of Class B Common Stock remain subject to the terms of this lock-up agreement;

(h)

the establishment of a trading plan on behalf of a stockholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Class B Common Stock; provided that (i) such plan does not provide for the transfer of Class B Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Class B Common Stock may be made under such plan during the Restricted Period; or

(i)

transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction for all outstanding Class B Common Stock or securities convertible into or exchangeable for Class B Common Stock of the Company, approved by the Company’s Board of Directors and made to all holders of the Company’s capital stock involving a Change of Control of the Company (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the undersigned

3

may agree to transfer, sell, tender or otherwise dispose of Class B Common Stock or other such securities in connection with such transaction, or vote any Class B Common Stock or other such securities in favor of any such transaction); provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the undersigned shall remain subject to the provisions of this lock-up agreement.

For purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin, and “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transactions or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the Public Offerings), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold greater than 50% of the outstanding voting securities of the Company (or the surviving entity); provided that, for the avoidance of doubt, the Public Offerings shall not constitute a Change of Control.

The undersigned now has, and for the duration of this lock-up agreement will have, good and marketable title to the undersigned’s Class B Common Stock or any other securities owned by the undersigned convertible into or exercisable or exchangeable for Class B Common Stock, free and clear of all liens, encumbrances, and claims whatsoever. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, the undersigned will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Class B Common Stock or any security convertible into or exercisable or exchangeable for Class B Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Class B Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this lock-up agreement in proceeding toward consummation of the Public Offerings. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offerings of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offerings, the Underwriters are not making a recommendation to you to participate in the Public Offerings or sell any Shares at the price determined in the Public Offerings, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

Whether or not the Public Offerings actually occur depends on a number of factors, including market conditions. The Public Offerings will only be made pursuant to separate Underwriting Agreements, the terms of which are subject to negotiation between the Company and the Underwriters.

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The undersigned understands that, if (a) the Underwriting Agreements do not become effective by April 30, 2021, (b) if the Underwriting Agreements (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Class B Common Stock or the Mandatory Convertible Preferred Stock, as applicable, to be sold thereunder or (c) either the Company, on the one hand, or Morgan Stanley, on the other hand, notifies the other in writing that it does not intend to proceed with the relevant Public Offering, the undersigned shall be released from all obligations under this lock-up agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreements and proceeding with the Public Offerings in reliance upon this lock-up agreement.

This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York. This letter may be executed by facsimile, PDF or other electronic means, which signatures will be accepted as if they were original execution signatures.

[Signature page follows]

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Very truly yours,

(Signature)

(Name)

[Signature page to Lock-Up Agreement]